Exhibit 99.1

FOR IMMEDIATE RELEASE

NEW ENTERPRISE STONE & LIME CO., INC. ANNOUNCES DELAY IN FILING FORM 10-K

NEW ENTERPRISE, PA. — May 30, 2012 — New Enterprise Stone & Lime Co., Inc. (the “Company”), a leading privately held, vertically integrated construction materials supplier and heavy/highway construction contractor in Pennsylvania and western New York and a national traffic safety services and equipment provider, today announced that  due primarily to delays resulting from the implementation of a new enterprise-wide resources planning system (“ERP”), the Company will require additional time to file with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended February 29, 2012.

The Company has undertaken significant efforts to implement a new ERP that the Company anticipates will enhance its operations and strengthen its internal controls over financial reporting.  The ERP went “live” on January 1, 2012 at certain locations and operations of the Company.  The Company has experienced unexpected delays and other issues associated with the implementation of the new ERP related primarily to system interfaces and operational and financial reporting.  The Company has engaged substantial external resources and accounting staff in intensive quality control and review of the new ERP.  This review, the complications in the ERP implementation generally and the material weaknesses in the Company’s internal controls over financial reporting previously reported in the Company’s filings with the Securities and Exchange Commission have caused the Company to be unable to compile all information necessary to prepare and file its Annual Report on Form 10-K for the fiscal year ended February 29, 2012 within the prescribed period (on or before May 29, 2012) without unreasonable effort or expense. Additionally, as the result of the challenges identified at the current locations and operations, the implementation of the ERP has been tentatively rescheduled for the first quarter of fiscal year 2014.   The Company expects to complete and file the Form 10-K by July 15, 2012, however there can be no assurances that the preparation and filing of the Form 10-K will not be further delayed.

The operations of the Company, including current projects, material and product shipments, and customer experience have not been materially impacted.

The Company’s ABL loan facility contains a covenant that required the Company to deliver its fiscal year 2012 annual financial statements to the lender by May 29, 2012. The Company is currently in discussions with its lender to obtain an extension to this financial reporting requirement.  While the Company anticipates that it will receive an extension, there can be no assurance that an extension will be obtained.

About New Enterprise Stone & Lime Co., Inc.

New Enterprise Stone & Lime Co., Inc. is a leading privately held, vertically integrated construction materials supplier and heavy/highway construction contractor in Pennsylvania and western New York and a national traffic safety services and equipment provider. The Company’s core businesses include: (i) construction materials (aggregate production (crushed stone and construction sand and gravel), hot mix asphalt production, ready mixed concrete production and concrete products (precast/prestressed structural concrete components and masonry block manufacturing)), (ii) heavy/highway construction (heavy construction, blacktop paving and other site preparation services) and (iii) traffic safety services and equipment. For more information, please visit the Company’s website at www.nesl.com.

Forward-Looking Statements

Statements included herein may constitute “forward looking statements, “ including statements relating to when the Company will prepare and file with the SEC its Form 10-K.   These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to  time in the Company’s financial reports and, as to the timing of the preparation and filing of the Form 10-K, the ability to obtain and confirm the financial information from the new ERP system. The Company undertakes no duty to update any forward looking statements made herein.

Contacts

At the Company:

New Enterprise Stone & Lime Co., Inc.

Paul I. Detwiler III, President 814-766-2211

or

FTI Consulting, the Company’s Investor Relations Contact:

Daniel Hoey, 312-553-6718